Report of Independent
Registered Public
Accounting Firm

To the Board of
Directors and
Shareholders of Legg
Mason Special Investment
Trust, Inc.

 In planning and
performing our audit of
the financial statements
of Legg Mason Special
Investment Trust, Inc.
(hereafter referred to
as the "Fund") as of and
for the year ended March
31, 2006, in accordance
with the standards of
the Public Company
Accounting Oversight
Board (United States),
we considered the Fund's
internal control over
financial reporting,
including control
activities for
safeguarding securities,
as a basis for designing
our auditing procedures
for the purpose of
expressing our opinion
on the financial
statements and to comply
with the requirements of
Form N-SAR, but not for
the purpose of
expressing an opinion on
the effectiveness of the
Fund's internal control
over financial
reporting. Accordingly,
we express no such
opinion.

The management of the
Fund is responsible for
establishing and
maintaining effective
internal control over
financial reporting.  In
fulfilling this
responsibility,
estimates and judgments
by management are
required to assess the
expected benefits and
related costs of
controls.  A company's
internal control over
financial reporting is a
process designed to
provide reasonable
assurance regarding the
reliability of financial
reporting and the
preparation of financial
statements for external
purposes in accordance
with generally accepted
accounting principles.
Such internal control
over financial reporting
includes policies and
procedures that provide
reasonable assurance
regarding prevention or
timely detection of
unauthorized
acquisition, use or
disposition of a
company's assets that
could have a material
effect on the financial
statements.

Because of its inherent
limitations, internal
control over financial
reporting may not
prevent or detect
misstatements.  Also,
projections of any
evaluation of
effectiveness to future
periods are subject to
the risk that controls
may become inadequate
because of changes in
conditions, or that the
degree of compliance
with the policies or
procedures may
deteriorate.

A control deficiency
exists when the design
or operation of a
control does not allow
management or employees,
in the normal course of
performing their
assigned functions, to
prevent or detect
misstatements on a
timely basis. A
significant deficiency
is a control deficiency,
or combination of
control deficiencies,
that adversely affects
the company's ability to
initiate, authorize,
record, process or
report external
financial data reliably
in accordance with
generally accepted
accounting principles
such that there is more
than a remote likelihood
that a misstatement of
the company's annual or
interim financial
statements that is more
than inconsequential
will not be prevented or
detected.  A material
weakness is a control
deficiency, or
combination of control
deficiencies, that
results in more than a
remote likelihood that a
material misstatement of
the annual or interim
financial statements
will not be prevented or
detected.

Our consideration of the
Fund's internal control
over financial reporting
was for the limited
purpose described in the
first paragraph and
would not necessarily
disclose all
deficiencies in internal
control over financial
reporting that might be
significant deficiencies
or material weaknesses
under standards
established by the
Public Company
Accounting Oversight
Board (United States).
However, we noted no
deficiencies in the
Fund's internal control
over financial reporting
and its operation,
including controls for
safeguarding securities,
that we consider to be
material weaknesses as
defined above as of
March 31, 2006.

This report is intended
solely for the
information and use of
management and the Board
of Directors of Legg
Mason Special Investment
Trust, Inc. and the
Securities and Exchange
Commission and is not
intended to be and
should not be used by
anyone other than these
specified parties.


PricewaterhouseCoopers
LLP
Baltimore, MD
May 19, 2006